UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

CHEMOCENTRYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2016, ChemoCentryx, Inc. (the “Company”) entered into a collaboration and license agreement (the “Collaboration Agreement”) with Vifor (International) Ltd. (“Vifor”) pursuant to which the Company granted Vifor exclusive rights to commercialize CCX168, the Company’s orally-administered complement inhibitor targeting the C5a receptor, in Europe and certain other markets (the “Vifor Territories”). The Collaboration Agreement also provides Vifor with an exclusive option to negotiate during 2016 a worldwide license agreement for one of the Company’s other drug candidates, CCX140, an orally administered inhibitor of the chemokine receptor known as CCR2. The Company has retained control of all ongoing and future development of CCX168, other than country-specific development in the Vifor Territories, and also has retained all commercialization rights to CCX168 outside of the Vifor Territories.

Vifor’s rights under the Collaboration Agreement are exclusive for the term of the Collaboration Agreement. Both parties’ rights under the Collaboration Agreement include the right to grant sublicenses.

The Collaboration Agreement provides for a non-refundable up-front payment to be made by Vifor to the Company of $85.0 million comprising $60.0 million in cash and $25.0 million in an equity investment to purchase 3,333,333 unregistered shares of the Company’s common stock (the “Shares”) at a price of $7.50 per share.

The sale of the Shares will be made pursuant to a Stock Purchase Agreement, which is expected to close on before May 23, 2016, subject to customary closing conditions. The Stock Purchase Agreement provides that Vifor will not, without the Company’s prior written consent, offer, pledge, sell, contract to sell, or otherwise transfer or dispose of any of the Shares prior to the earliest to occur of (i) the fifth anniversary of the sale of the Shares, (ii) the first regulatory approval in the Vifor Territories of a licensed product, (iii) the termination of the Collaboration Agreement (but not earlier than the third anniversary of the sale of the Shares), (iv) the dissolution of the Company or (v) the date on which the Company’s common stock ceases to be registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Stock Purchase Agreement also includes customary representations and warranties. The issuance of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Shares will be issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

Vifor will be obligated to pay the Company tiered royalties between the teens and mid-twenties based on potential future net sales in the Vifor Territories. Vifor’s royalty obligations are subject to standard provisions for royalty offsets to the extent Vifor is required to obtain any rights from third parties to commercialize the applicable products, or in the event of loss of exclusivity or generic competition. The Collaboration Agreement also requires that Vifor make aggregate payments to the Company of up to $510.0 million upon the achievement of certain regulatory and sales-based milestones.

The Collaboration Agreement also includes customary representations, warranties and covenants. Subject to certain exceptions and limitations, each of the Company and Vifor has agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters. Unless terminated earlier, the Collaboration Agreement will remain in effect, on a country-by-country and product-by-product basis, until Vifor’s royalty obligations end. Both parties have a right to terminate the Collaboration Agreement if the other party enters bankruptcy or upon an uncured material breach by the other party. The Company may also terminate the Collaboration Agreement if Vifor challenges the Company’s patents relating to the licensed compounds, and Vifor may also terminate the Collaboration Agreement at will upon 180 days’ notice to the Company, with such termination to be effective no earlier than May 9, 2018.

The foregoing summaries of the Collaboration Agreement and Stock Purchase Agreement are subject to, and qualified in their entirety by reference to, the Collaboration Agreement and Stock Purchase Agreement. The Company expects to file the Collaboration Agreement and Stock Purchase Agreement with its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, requesting confidential treatment for certain portions of the Collaboration Agreement.

Item 3.02. Unregistered Sales of Equity Securities

Reference is made to the disclosure under Item 1.01 of this Current Report on Form 8-K, which is incorporated in this Item 3.02 by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements in this Current Report on Form 8-K that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to the achievement of milestones payments and the receipt of royalty payments and closing of the sale of the Shares described under Item 1.01 of this Current Report on Form 8-K. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the risk and uncertainties associated with the satisfaction of customary closing conditions relating to the sale of the Shares described under Item 1.01 of this Current Report on Form 8-K, as well as risks and uncertainties in the Company’s business, including those risks described in the Company’s periodic reports it files with the SEC. These forward-looking statements are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the Company files with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.
Date: May 12, 2016
	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Senior Vice President, Finance, Chief Financial Officer and Secretary